Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
104 South Main Street / Ninth Floor / Greenville, South Carolina 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

August 8, 2005

BankGreenville Financial Corporation
116 South Pleasantburg Drive
Greenville, South Carolina 29607

  Re:
  Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to BankGreenville Financial Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the offer and sale of (i) 1,357,000 shares (the "Shares") of the Company's common stock, no par value, (ii) 105,000 common stock purchase warrants of the Company (the "Warrants") to be issued to the organizers and directors of BankGreenville, a South Carolina state bank (proposed), and (iii) 105,000 shares of common stock to be issued upon exercise of the Warrants (the "Warrant Shares"). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-B under the Act.

        In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of South Carolina; (iii) the Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the common stock certificate of the Company; (v) the form of Organizer Warrant Agreement; and (vi) such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

        Based on the foregoing, we are of the opinion that:

  1.
  Subject to compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, and compliance with the applicable provisions of the securities or "blue sky" laws of the various states, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and nonassessable.

  2.
  The Warrants have been duly authorized and, when the applicable Organizer Warrant Agreement has been duly and validly executed and delivered by the Company and the applicable Organizer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity.

  3.
  The Warrant Shares have been duly authorized and reserved for issuance and, when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of South Carolina. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of South Carolina and the Federal law of the United States of America.

        This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
NELSON MULLINS RILEY & SCARBOROUGH LLP
By:	/s/ NEIL E. GRAYSON Neil E. Grayson, a Partner